Registration Statement No. 333-135088

As filed with the Securities and Exchange Commission on March 8, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

OLD REPUBLIC INTERNATIONAL CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	36-2678171
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

307 NORTH MICHIGAN AVENUE
CHICAGO, ILLINOIS 60601-5382
 (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

2006 INCENTIVE COMPENSATION PLAN
 (FULL TITLE OF THE PLAN)

WILLIAM J. DASSO
ASSISTANT VICE PRESIDENT AND ASSISTANT SECRETARY
OLD REPUBLIC INTERNATIONAL CORPORATION
307 NORTH MICHIGAN AVENUE
CHICAGO, ILLINOIS 60601-5382
(312) 346-8100
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF AGENT FOR SERVICE)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of  “large accelerated filer,” “accelerated filer”  and “smaller reporting company” in Rule 12b-2 of the Exchange Act: (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Deregistration of Securities

This post-effective amendment to Registration Statement No. 333-135088 on Form S-8 filed by Old Republic International Corporation (the “Company”) on June 16, 2006 (the “Registration Statement”) is being filed for the purpose of deregistering the remaining unsold shares of the Company’s Common Stock, par value $1.00 per share, issuable pursuant to the 2006 Incentive Compensation Plan (the “2006 Plan”).

Effective as of February 23, 2016, the 2006 Plan terminated and the offering of securities pursuant to the Registration Statement terminated. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered pursuant to the Registration Statement that remain unsold at the termination of the offering, the Company hereby deregisters 8,345,446 shares of the Company’s Common Stock (the “Carried –Over Shares”), which represent the shares that remained unissued under the 2006 Plan and the 2006 Registration Statement. The Company is concurrently filing a Registration Statement on Form S-8 to register the Carried-Over Shares for issuance pursuant to its 2016 Incentive Compensation Plan, the replacement for the 2006 Plan.

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 7, 2016.

OLD REPUBLIC INTERNATIONAL CORPORATION

By: /s/ Karl W. Mueller
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       Name:  Karl W. Mueller
       Title:   Senior Vice President and Chief Financial Officer